Exhibit 99.2


        STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 10 U.S.C. SECTION 1350


In connection with the filing of the Quarterly Report of Farmers & Merchants Bancorp (the "Company") on Form 10-Q for the period ending March 31, 2003 (the "Report"), I, Stephen W. Haley, the chief financial officer of the Company, certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                                    /s/ Stephen W. Haley
                                                  ---------------------------
                                                        Stephen W. Haley

                                                        May 9, 2003